Exhibit 10.4(a)

EXECUTION COPY

SECOND AMENDMENT

TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT & SECURITY AGREEMENT, dated as of April 25, 2003 (this “Amendment”), is entered into by and between LP RECEIVABLES CORPORATION, as borrower (the “Borrower”), LOUISIANA-PACIFIC CORPORATION, as master servicer (the “Master Servicer”), BLUE RIDGE ASSET FUNDING CORPORATION, as lender (the “Lender”), the committed banks named therein and WACHOVIA BANK, NATIONAL ASSOCIATION (successor in interest to Wachovia Bank, N.A.), as administrative agent (the “Administrative Agent”).  Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below and amended hereby).

WHEREAS, the parties hereto have entered into that certain Credit and Security Agreement (as amended by the Fourth Amendment to Limited Waiver and Amendment to Credit Agreement dated as of November 13, 2002 or as otherwise amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, the parties hereto wish to amend the Agreement as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  Amendments. The Agreement is, as of the Effective Date defined below, hereby amended as follows:

(a)           The second sentence of Section 4.7(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

In addition to the foregoing, if the Commitment of such Person is reduced in whole or in part pursuant to Section 1.1(b) or Section 1.3 or by reason of a partial assignment pursuant to Section 12.1 (with the consent of Borrower (not to be unreasonably withheld or delayed)), then, in any such event, such Person shall pay to its own account an amount of funds then held in the Advance Account equal to the amount of such partial or whole reduction, as applicable.

(b)           Section 4.7 of the Agreement is hereby amended by adding the following paragraph to the end thereto:

(h)           For the avoidance of doubt, Borrower may reduce the Aggregate Commitment and/or the Aggregate Principal at any time during the Revolving Period, including, without limitation, after any request for an Advance Account Deposit; provided, that Borrower shall comply with the notice provisions provided in Section 1.1(b) and Section 1.3, as applicable.; provided, further that the Aggregate Commitment may not be reduced below the Aggregate Principal.

(c)           Section 7.1(a) of the Agreement is hereby amended by adding the following clause (viii) and renumbering the existing clause (viii) as clause (ix):

(viii)        Fiscal Reporting.  On each Monthly Reporting Date, a balance sheet, statement of profit and loss and statement of stockholder’s equity of Borrower for the Fiscal Month most recently ended; prepared in accordance with GAAP consistently applied.

(d)           Section 7.1(i)(xvi) of the Agreement is hereby amended and restated in its entirety to read as follows:

(xvi)        maintain at all times sufficient capital in light of its contemplated business operations, ensure that, for any Calculation Period, the Borrower’s Net Worth shall be greater than or equal to the Required Capital Amount and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Borrower’s Net Worth to be less than the Required Capital Amount for such Calculation Period;

(e)           The following clause (xix) is hereby added to Section 7.1(i) of the Agreement:

(xix)         take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions of Mayer, Brown, Rowe & Maw in connection with the closing of the Second Amendment to the Credit & Security Agreement, dated as of April 25, 2003 and relating to true sale and substantive consolidation issues, and in the certificates accompanying such opinions, remain true and correct, and are complied with, in all material respects at all times.

(f)            Section 9.1 of the Agreement is hereby amended by adding the following paragraph (t):

(t)            For any Calculation Period, as of the Purchase Settlement Date following such Calculation Period, the Borrower’s Net Worth shall be less than the Required Capital Amount.

(g)           Section 10.3 of the Agreement is hereby amended by adding the following statement to the end thereto:

For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 10.3; provided, however that the Borrower shall not incur any obligation to pay any amounts with respect to such increased cost or such reduction for five (5) Business Days after notice thereof is given by the Administrative Agent to the Borrower.

(h)           The following paragraph (c) is added to the end of Section 14.5:

(c)           Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, each party hereto (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

(i)            The definition of “Blue Ridge Termination Date” in Exhibit I to the Agreement is hereby amended and restated to read as follows:

Blue Ridge Termination Date:  November 13, 2003 or such later date as may be agreed in writing from time to time by Borrower, Master Servicer, the Lender and the Administrative Agent.

(j)            The definition of “Commitment Termination Date” in Exhibit I to the Agreement is hereby amended and restated to read as follows:

Commitment Termination Date:  With respect to each Committed Bank, November 13, 2003 or such later date as may be agreed in writing from time to time by Borrower, Master Servicer, the Lender, the Administrative Agent and such Committed Bank.

(k)           The definition of “Days Sales Outstanding” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Days Sales Outstanding:  For any Calculation Period, an amount equal to the product of (i) the sum of the actual number of days in the three (3) Calculation Periods including and immediately preceding the Cut-Off Date for such Calculation Period, multiplied by (ii) the amount obtained by dividing (A) the aggregate outstanding balance of Receivables as of the Cut-Off Date for such Calculation Period, by (B) the aggregate sales generated by the Originator of Receivables during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

(l)            The definition of “Facility Account” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Facility Account:  Borrower’s account no. 1233053134 maintained with Bank of America, aba no. 121000358.

(m)          The definition of “Facility Termination Date” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Facility Termination Date:  The earlier of (i) the Committed Bank Maturity Date and (ii) the Amortization Date.

(n)           The definition of “Interest Reserve” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Interest Reserve:  For any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the Cut-Off Date for

such Calculation Period times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods (including such Calculation Period) and the denominator of which is 360.

(o)           The definition of “Servicing Reserve” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Servicing Reserve:  For any Calculation Period, the product (expressed as a percentage) of (i) the Servicing Fee Rate, times (ii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods (including such Calculation Period) and the denominator of which is 360.

(p)           The following definitions are hereby added to Exhibit I to the Agreement in alphabetical order thereto:

Net Worth:  As defined in the Receivables Sale Agreement.

Purchase Settlement Date:  As defined in the Receivables Sale Agreement.

Required Capital Amount:  As defined in the Receivables Sale Agreement.

Subordinated Note:  As defined in the Receivables Sale Agreement.

(q)           Notwithstanding the following defined terms appearing in the Agreement and references to “immediately preceding Cut-Off Date” appearing in such definitions, for the sole purpose of calculating the Borrowing Base, the Required Reserve Factor Floor, the Loss Reserve and the Dilution Reserve shall be calculated with respect to the Cut-Off Date for the Calculation Period covered by the most recent Monthly Report.

SECTION 2.  Effective Date.  This Amendment shall become effective as of the date first above written (the “Effective Date”) on the date on which the Administrative Agent shall have received a duly executed copy of the Third Amendment to the Receivables Sale Agreement by and between the Borrower and the Originator, dated as of the date hereof.

SECTION 3.  Reference to and Effect on the Agreement and the Related Documents.  (a)  Upon the effectiveness of this Amendment, (i) each of the Borrower and the Master Servicer hereby reaffirms all representations and warranties made by it in Article V of the Agreement (as amended hereby) and agrees that all such representations and warranties shall be deemed to have been remade as of the Effective Date of this Amendment, (ii) each of the Borrower and the Master Servicer hereby represents and warrants that no Amortization Event, Unmatured Amortization Event, Termination Event or Unmatured Termination Event, shall have occurred and be continuing and (iii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

(b)           Wachovia represents and warrants to LP and LP Receivables that Wachovia is the sole Committed Bank and the sole Liquidity Bank.  Each of the Lender, the Administrative Agent, the Committed Bank and the Liquidity Bank represents and warrants to LP and LP Receivables that satisfaction of the Rating Agency Condition with respect to this Amendment is not required for the effectiveness of this Amendment.

SECTION 4.  Effect.  Except as otherwise amended by this Amendment, the Agreement shall continue in full force and effect and is hereby ratified and confirmed.

SECTION 5.  Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law).

SECTION 6. Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 7. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LP RECEIVABLES CORPORATION

By:
Name:
Title:

LOUISIANA-PACIFIC CORPORATION

By:
Name:
Title:

[additional signatures to follow]

BLUE RIDGE ASSET FUNDING CORPORATION

by: Wachovia Securities, Inc. its Attorney-in-Fact

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Committed Bank

By:
Name:
Title:

[end of signatures]